Exhibit 99.1

News Release NYSE: BPL	Buckeye Partners, L.P. One Greenway Plaza Suite 600 Houston, TX 77046

Contact:	Kevin J. Goodwin

Senior Director, Investor Relations

Irelations@buckeye.com

(800) 422-2825

BUCKEYE PARTNERS, L.P. REPORTS 2012 FOURTH QUARTER AND FULL YEAR

EARNINGS RESULTS AND DECLARES CASH DISTRIBUTION

HOUSTON, February 8, 2013 — Buckeye Partners, L.P. (“Buckeye”) (NYSE: BPL) today reported its financial results for the fourth quarter and full year 2012. Buckeye reported net income attributable to Buckeye’s unitholders for the fourth quarter of 2012 of $94.9 million, or $0.96 per diluted unit (excluding a non-cash impairment charge of $60.0 million related to the ceasing of operations of a portion of Buckeye’s NORCO pipeline system in January 2013), compared to net income attributable to Buckeye’s unitholders for the fourth quarter of 2011 of $59.7 million, or $0.64 per diluted unit. Buckeye’s Adjusted EBITDA (as defined below) for the fourth quarter of 2012 was $172.0 million compared to $121.5 million for the fourth quarter of 2011. Operating income for the fourth quarter of 2012, excluding the impairment charge, was $122.4 million compared to $87.7 million for the fourth quarter of 2011. Including the impairment charge, net income attributable to Buckeye’s unitholders and operating income for the fourth quarter of 2012 were $35.0 million, or $0.35 per diluted unit, and $62.5 million, respectively.

For 2012, Buckeye reported net income attributable to Buckeye’s unitholders of $226.4 million, or $2.32 per diluted unit, operating income of $339.2 million, Adjusted EBITDA of $559.5 million, and distributable cash flow of $392.5 million. Full year 2012 net income attributable to Buckeye’s unitholders and operating income were negatively impacted by the non-cash charge of $60.0 million for the impairment of a portion of Buckeye’s NORCO pipeline system. Full year 2011 net income attributable to Buckeye’s unitholders and operating income were $108.5 million, or $1.20 per diluted unit, and $188.7 million, respectively, both of which were negatively impacted by a non-cash charge of $169.6 million for the impairment of goodwill associated with the acquisition of Lodi Gas Storage, L.L.C. Excluding the impairment charges, net income attributable to Buckeye’s unitholders would have been $286.4 million, or $2.93 per diluted unit, and $278.1 million, or $3.06 per diluted unit, for 2012 and 2011, respectively. Operating income, excluding the impairment charges, would have been $399.2 million for 2012 and $358.2 million for 2011.

“We are pleased to report record Adjusted EBITDA for the fourth quarter and full year 2012,” stated Clark C. Smith, President and Chief Executive Officer. “We finished the year exceptionally strong, with fourth quarter results reflecting year-over-year improvement in each of our business segments.”

“During the fourth quarter of 2012, we continued to make progress on our expansion at BORCO by placing into service 775,000 barrels of refined product storage capacity, with another 1.6 million barrels of fully leased capacity to be placed into service in the first quarter of 2013, increasing BORCO’s storage capacity to 24.9 million barrels,” continued Smith. “We also commenced crude oil operations during the quarter at our Albany terminal pursuant to the previously announced multi-year agreement with Irving Oil Limited and benefitted from our first full quarter of operating results for the Perth Amboy terminal which was acquired from Chevron in late July.”

Buckeye also announced today that its general partner declared a cash distribution of $1.0375 per limited partner (“LP”) unit for the quarter ended December 31, 2012. Class B unitholders will not receive a distribution of cash, but instead will be issued additional Class B units pursuant to Buckeye’s partnership agreement. The distribution will be payable on February 28, 2013, to unitholders of record on February 19, 2013. Buckeye has paid cash distributions in each quarter since its formation in 1986.

Buckeye will host a conference call with members of executive management today, February 8, 2013, at 11:00 a.m. Eastern Time. To access the live webcast of the call, go to http://investor.shareholder.com/media/eventdetail.cfm?eventid=123983&CompanyID

=AMDA-QJUY2&e=1&mediaKey=D17492E652916DA0EAD3A8A9634A6324 10 minutes prior to its start. Interested parties may participate in the call by dialing 877-870-9226 and referencing conference ID 88359046. A replay will be archived and available at this link through March 29, 2013, and the replay also may be accessed by dialing 800-585-8367 and entering conference ID 88359046.

Buckeye Partners, L.P. (NYSE: BPL) is a publicly traded master limited partnership that owns and operates one of the largest independent liquid petroleum products pipeline systems in the United States in terms of volumes delivered, with approximately 6,000 miles of pipeline. Buckeye also owns approximately 100 liquid petroleum products terminals with aggregate storage capacity of over 70 million barrels. In addition, Buckeye operates and/or maintains third-party pipelines under agreements with major oil and gas and chemical companies, owns a high-performance natural gas storage facility in Northern California, and markets liquid petroleum products in certain regions served by its pipeline and terminal operations. Buckeye’s flagship marine terminal in The Bahamas, BORCO, is one of the largest crude oil and petroleum products storage facilities in the world, serving the international markets as a premier global logistics hub. More information concerning Buckeye can be found at www.buckeye.com.

* * * * *

Adjusted EBITDA and distributable cash flow are measures not defined by GAAP. Adjusted EBITDA is the primary measure used by our senior management, including our Chief Executive Officer, to (i) evaluate our consolidated operating performance and the operating performance of our business segments, (ii) allocate resources and capital to business segments, (iii) evaluate the viability of proposed projects, and (iv) determine overall rates of return on alternative investment opportunities. Distributable cash flow is another measure used by our senior management to provide a clearer picture of Buckeye’s cash available for distribution to its unitholders. Adjusted EBITDA and distributable cash flow eliminate (i) non-cash expenses, including, but not limited to, depreciation and amortization expense resulting from the significant capital investments we make in our businesses and from intangible assets recognized in business combinations, (ii) charges for obligations expected to be settled with the issuance of equity instruments, and (iii) items that are not indicative of our core operating performance results and business outlook.

Buckeye believes that investors benefit from having access to the same financial measures used by senior management and that these measures are useful to investors because they aid in comparing Buckeye’s operating performance with that of other companies with similar operations. The Adjusted EBITDA and distributable cash flow data presented by Buckeye may not be comparable to similarly titled measures at other companies because these items may be defined differently by other companies.

Please see the attached reconciliations of each of Adjusted EBITDA and distributable cash flow to net income.

* * * * *

This press release includes forward-looking statements that we believe to be reasonable as of today’s date. Such statements are identified by use of the words “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “predicts,” “projects,” “should,” and similar expressions. Actual results may differ significantly because of risks and uncertainties that are difficult to predict and that may be beyond our control. Among them are (i) changes in federal, state, local, and foreign laws or regulations to which we are subject, including those governing pipeline tariff rates and those that permit the treatment of us as a partnership for federal income tax purposes, (ii) terrorism, adverse weather conditions, including hurricanes, environmental releases, and natural disasters, (iii) changes in the marketplace for our products or services, such as increased competition, better energy efficiency, or general reductions in demand, (iv) adverse regional, national, or international economic conditions, adverse capital market conditions, and adverse political developments, (v) shutdowns or interruptions at our pipeline, terminal, and storage assets or at the source points for the products we transport, store, or sell, (vi) unanticipated capital expenditures in connection with the construction, repair, or replacement of our assets, (vii) volatility in the price of refined petroleum products and the value of natural gas storage services, (viii) nonpayment or nonperformance by our customers, (ix) our ability to integrate acquired assets with our existing assets and to realize anticipated cost savings and other efficiencies and benefits, (x) our ability to successfully complete our organic growth projects and to realize the anticipated financial benefits, and (xi) an unfavorable outcome with respect to the proceedings pending before the Federal Energy Regulatory Commission (“FERC”) regarding Buckeye Pipe Line Company, L.P.’s tariff rates. You should read our filings with the U.S. Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2011 and our most recently filed Quarterly Report on Form 10-Q, for a more extensive list of factors that could affect results. We undertake no obligation to revise our forward-looking statements to reflect events or circumstances occurring after today’s date.

* * * * *

This release is intended to be a qualified notice under Treasury Regulation Section 1.1446-4(b). Brokers and nominees should treat one hundred percent (100.0%) of Buckeye’s distributions to non-U.S. investors as being attributable to income that is effectively connected with a United States trade or business. Accordingly, Buckeye’s distributions to non-U.S. investors are subject to federal income tax withholding at the highest applicable effective tax rate.

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BUCKEYE PARTNERS, L.P.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per unit amounts)

(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2012	2011	2012	2011
Revenue:
Product sales	$869,602	$1,069,190	$3,332,301	$3,844,888
Transportation, storage and other services	279,591	243,881	1,024,941	914,722

Total revenue	1,149,193	1,313,071	4,357,242	4,759,610

Costs and expenses:
Cost of product sales and natural gas storage services	868,158	1,077,680	3,344,817	3,851,579
Operating expenses	97,921	99,032	397,007	366,133
Depreciation and amortization	41,938	32,307	146,424	119,534
General and administrative	18,762	16,371	69,836	64,122
Asset impairment expense	59,950	—	59,950	—
Goodwill impairment expense	—	—	—	169,560

Total costs and expenses	1,086,729	1,225,390	4,018,034	4,570,928

Operating income	62,464	87,681	339,208	188,682

Other income (expense):
Earnings from equity investments	1,813	2,674	6,100	10,434
Gain on sale of equity investment	—	615	—	34,727
Interest and debt expense	(29,821)	(29,269)	(114,980)	(119,561)
Other income (expense)	(509)	(242)	(452)	190

Total other expense, net	(28,517)	(26,222)	(109,332)	(74,210)

Income before taxes	33,947	61,459	229,876	114,472
Income tax benefit	(1,852)	—	(675)	(192)

Net Income	$35,799	$61,459	$230,551	$114,664
Less: Net income attributable to noncontrolling interests	(836)	(1,772)	(4,134)	(6,163)

Net income attributable to Buckeye Partners, L.P.	$34,963	$59,687	$226,417	$108,501

Earnings per unit:
Basic	$0.36	$0.64	$2.33	$1.20

Diluted	$0.35	$0.64	$2.32	$1.20

Weighted average units outstanding:
Basic	98,180	93,166	97,309	90,423
Diluted	98,514	93,565	97,635	90,772

BUCKEYE PARTNERS, L.P.

SELECTED FINANCIAL AND OPERATING DATA

(In thousands)

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2012	2011	2012	2011
Revenue:
Pipelines & Terminals	$191,277	$175,233	$719,126	$631,289
International Operations	102,013	47,909	254,362	193,960
Natural Gas Storage	24,430	16,559	71,339	65,990
Energy Services	824,152	1,078,906	3,293,274	3,888,961
Development & Logistics	12,796	12,131	50,211	43,068
Intersegment	(5,475)	(17,667)	(31,070)	(63,658)

Total revenue	$1,149,193	$1,313,071	$4,357,242	$4,759,610

Total costs and expenses: (1)
Pipelines & Terminals	$162,852	$93,037	$458,806	$340,710
International Operations	78,563	32,200	171,223	121,893
Natural Gas Storage	21,465	15,626	77,832	243,153
Energy Services	818,567	1,092,308	3,301,423	3,893,423
Development & Logistics	10,757	9,886	39,820	35,407
Intersegment	(5,475)	(17,667)	(31,070)	(63,658)

Total costs and expenses	$1,086,729	$1,225,390	$4,018,034	$4,570,928

Depreciation and amortization:
Pipelines & Terminals	$22,863	$14,967	$72,231	$55,469
International Operations	15,265	13,712	59,138	50,011
Natural Gas Storage	1,899	1,810	7,567	7,136
Energy Services	1,417	1,367	5,521	5,261
Development & Logistics	494	451	1,967	1,657

Total depreciation and amortization	$41,938	$32,307	$146,424	$119,534

Operating income (loss):
Pipelines & Terminals	$28,425	$82,196	$260,320	$290,579
International Operations	23,450	15,709	83,139	72,067
Natural Gas Storage	2,965	933	(6,493)	(177,163)
Energy Services	5,585	(13,402)	(8,149)	(4,462)
Development & Logistics	2,039	2,245	10,391	7,661

Total operating income	$62,464	$87,681	$339,208	$188,682

Adjusted EBITDA:
Pipelines & Terminals	$118,346	$100,274	$409,055	$361,018
International Operations	36,299	26,748	132,104	112,996
Natural Gas Storage	6,417	3,938	6,118	4,204
Energy Services	8,283	(11,781)	524	1,797
Development & Logistics	2,688	2,369	11,722	7,932

Adjusted EBITDA	$172,033	$121,548	$559,523	$487,947

Capital additions, net: (2)
Pipelines & Terminals	$49,006	$42,522	$156,056	$103,678
International Operations	47,496	61,601	169,699	184,438
Natural Gas Storage	405	4,424	2,369	10,097
Energy Services	983	596	2,490	1,824
Development & Logistics	443	4,813	724	5,287

Total capital additions, net	$98,333	$113,956	$331,338	$305,324

Summary of capital additions, net: (2)
Maintenance capital expenditures	$18,661	$20,898	$54,425	$57,467
Expansion and cost reduction	79,672	93,058	276,913	247,857

Total capital additions, net	$98,333	$113,956	$331,338	$305,324

			December 31,
			2012	2011
Key Balance Sheet Information:
Cash and cash equivalent			$6,776	$12,986
Long-term debt, total (3)			2,735,244	2,393,574

(1)	Includes depreciation and amortization, asset impairment expense and goodwill impairment expense.
(2)	Amounts exclude accruals for capital expenditures.
(3)	Includes long-term debt portion of Buckeye Partners, L.P. Credit Facility of $665.0 million and $324.0 million for 2012 and 2011, respectively.

BUCKEYE PARTNERS, L.P.

SELECTED FINANCIAL AND OPERATING DATA—Continued

(Unaudited)

	Three Months Ended		Year Ended
	December, 31		December, 31
	2012	2011	2012	2011
Pipeline & Terminals (average bpd in thousands):
Pipelines:
Gasoline	690.4	697.5	701.9	668.1
Jet fuel	328.5	342.9	339.2	340.6
Middle distillates (1)	345.2	379.8	322.3	327.2
Other products (2)	18.4	14.8	22.2	22.2

Total pipelines throughput	1,382.5	1,435.0	1,385.6	1,358.1

Terminals:
Products throughput (3)	924.0	877.4	897.3	730.9

Pipeline Average Tariff (cents/bbl)	80.3	79.0	81.5	76.9

Energy Services (in millions of gallons)
Sales volumes	269.6	377.0	1,106.3	1,337.8

(1)	Includes diesel fuel, heating oil and kerosene.
(2)	Includes liquefied petroleum gas (“LPG”).
(3)	Amounts for 2011 include throughput volumes on terminals acquired from BP Products North America Inc. and its affiliates (“BP”) and ExxonMobil Corporation on June 1, 2011 and July 19, 2011, respectively. The previously reported in Terminal products throughput.

BUCKEYE PARTNERS, L.P.

SELECTED FINANCIAL AND OPERATING DATA

Non-GAAP Reconciliations

(In thousands, except per unit amounts and coverage ratio)

(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2012	2011	2012	2011
Net income	$35,799	$61,459	$230,551	$114,664
Less: Net income attributable to noncontrolling interests	(836)	(1,772)	(4,134)	(6,163)

Net income attributable to Buckeye Partners, L.P.	34,963	59,687	226,417	108,501
Add: Interest and debt expense	29,821	29,269	114,980	119,561
Income tax benefit	(1,852)	—	(675)	(192)
Depreciation and amortization	41,938	32,307	146,424	119,534
Non-cash deferred lease expense	976	1,031	3,901	4,122
Non-cash unit-based compensation expense	8,986	2,618	19,520	9,150
Asset impairment expense	59,950	—	59,950	—
Goodwill impairment expense	—	—	—	169,560
Less: Amortization of unfavorable storage contracts (1)	(2,749)	(2,749)	(10,994)	(7,562)
Gain on sale of equity investment	—	(615)	—	(34,727)

Adjusted EBITDA	$172,033	$121,548	$559,523	$487,947

Less: Interest and debt expense, excluding amortization of deferred financing costs and debt discounts	(28,959)	(28,400)	(111,511)	(111,941)
Income tax (expense) benefit, excluding non-cash taxes	82	—	(1,095)	(6)
Maintenance capital expenditures	(18,661)	(20,898)	(54,425)	(57,467)

Distributable cash flow	$124,495	$72,250	$392,492	$318,533

Distributions for coverage ratio (2)	$94,033	$89,478	$376,193	$351,245

Coverage ratio	1.32	0.81	1.04	0.91

(1)	Represents the amortization of the negative fair values allocated to certain unfavorable storage contracts acquired in connection with the BORCO acquisition.
(2)	Represents cash distributions declared for LP units outstanding as of each respective period. Amounts for 2012 reflect actual cash distributions paid on LP units for the quarters ended March 31, 2012, June 30, 2012 and September 30, 2012 and estimated cash distribution for the quarter ended December 31, 2012. Distributions with respect to the 7,445,999, 7,605,510 and 7,777,811 Class B Units outstanding on the record date for the quarters ended March 31, 2012, June 30, 2012, and September 30, 2012, respectively, and the 7,974,750 Class B units expected to be outstanding on the record date for the quarter ending December 31, 2012 are paid in additional Class B units rather than in cash.

BUCKEYE PARTNERS, L.P.

SELECTED FINANCIAL AND OPERATING DATA

Non-GAAP Reconciliations—Continued

(In thousands, except per unit amounts and coverage ratio)

(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2012	2011	2012	2011
Net income attributable to Buckeye Partners, L.P. (as adjusted):
Net income (as reported)	$35,799	$61,459	$230,551	$114,664
Add: Asset impairment expense	59,950	—	59,950	—
Goodwill impairment expense	—	—	—	169,560

Net income (as adjusted)	95,749	61,459	290,501	284,224
Less: Net income attributable to noncontrolling interests	(836)	(1,772)	(4,134)	(6,163)

Net income attributable to Buckeye Partners, L.P. (as adjusted)	$94,913	$59,687	$286,367	$278,061

Earnings per unit-diluted (as adjusted)	$0.96	$0.64	$2.93	$3.06

Operating income (as adjusted):
Operating income (as reported)	$62,464	$87,681	$339,208	$188,682
Add: Asset impairment expense	59,950	—	59,950	—
Goodwill impairment expense	—	—	—	169,560

Operating income (as adjusted)	$122,414	$87,681	$399,158	$358,242